Exhibit 3.3



                              CERTIFICATE OF MERGER
                                       OF
                            NEW RETAIL CONCEPTS, INC.
                            (a Delaware corporation)
                                      INTO
                                  CANDIE'S INC.
                            (a Delaware corporation)


     New Retail Concepts, Inc., a corporation formed under the laws of the State of Delaware, desiring to merge with and into Candie's, Inc. pursuant to the provisions of Section 251(c) of the Delaware General Corporation law, DOES HEREBY CERTIFY as follows:

     FIRST: That the names and states of incorporation of each Constituent Corporations are:

NAME                                                STATE OF INCORPORATION
Candie's, Inc.                                              Delaware
New Retail Concepts, Inc.                                   Delaware

     SECOND: That the Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251(c) of the Delaware General Corporation Law.

     THIRD: That the name of the surviving corporation is Candie's, Inc.

     FOURTH:   The  Certificate  of  Incorporation  of  Candie's  shall  be  the
Certificate of Incorporation of the surviving corporation.

     FIFTH: That an executed Agreement and Plan of Merger is on file at the principal place of business of Candie's, Inc. 2975 Westchester Avenue, Purchase, New York 10577 and that a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

     IN WITNESS WHEREOF, Candie's, Inc. has caused this Certificate of Merger to be executed by its president thereunto duly authorized this 18th day of August, 1998.

ATTEST:                                              CANDIE'S, INC.
                                                     (a Delaware corporation)


                                                     By:/s/ Neil Cole
                                                        ------------------------
                                                        Neil Cole, President

                           CERTIFICATE OF ELIMINATION

                                       OF

                                 CANDIE'S, INC.


     CANDIE'S, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     That the following resolutions were adopted by the Board of Directors of CANDIE'S, INC. on January 25, 2000:

          "RESOLVED, that this Corporation will not in the future issue any shares of its Series A Cumulative Convertible Preferred Stock, par value $.01 per share, no shares of which are currently outstanding, pursuant to the Certificate of Designation for the Series A Convertible Preferred Stock that was filed on September 13, 1994 with the office of the Secretary of State of the State of Delaware; and further

          RESOLVED, that the Chief Executive Officer of this Corporation be, and hereby is, authorized and directed to file a certificate setting forth these resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware so that, pursuant to such Section 151(g), the Certificate of Designation shall be eliminated from this Corporation's Certificate of Incorporation and the shares previously designated by the Certificate of Designation shall revert to the status of authorized and unissued shares of Preferred Stock of this Corporation for which powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, shall not have been set forth in the Certificate of Incorporation of this Corporation or any amendment thereto; and further

          RESOLVED, that the Chief Executive Officer of this Corporation be, and hereby is, authorized, for and on behalf of this Corporation, to execute and deliver any and all agreements, instruments and documents, and to do any and all other acts and things as they or any of them may deem necessary or appropriate to carry out fully the intent and purpose of the foregoing resolutions."


Dated: February 2, 2000.

                                                    CANDIE'S, INC.



                                                    By: /s/ Deborah Sorell Stehr
                                                        ------------------------
                                                        Deborah Sorell Stehr,
                                                        Senior Vice President


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


                                 CANDIE'S, INC.

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATIONS,
              PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR
                OTHER SPECIAL RIGHTS, AND OF THE QUALIFICATIONS,
                    LIMITATIONS OR RESTRICTIONS, OF SERIES A
                      JUNIOR PARTICIPATING PREFERRED STOCK
                           ($.01 Par Value Per Share)


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                              ---------------------

     The undersigned hereby certifies that the following resolution was duly adopted by the Board of Directors of Candie's, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), on January 25, 2000:

     RESOLVED, that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, a Series A Junior Participating Preferred Stock of the Corporation is hereby created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" ("Series A Preferred Stock"). The number of shares initially constituting the Series A Stock shall be 18,000; provided, however, that, if more than a total of 18,000 shares of Series A Preferred Stock shall be at any time issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 26, 2000, between the Corporation and Continental Stock Transfer and Trust Company, as Rights Agent, as amended from time to time (the "Rights Agreement"), the Board of Directors, pursuant to Section 151(g) of the DGCL, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) then issuable upon exercise of such Rights.

     Section 2. Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such


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

amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle

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

the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided in this Certificate of Incorporation, in any Preferred Stock Designation or in any certificate of designations creating any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Series A Preferred Stock and may be reissued as part of a new series of Series A Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of $1.00 per share or an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up; provided, however, that in the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, junior to all other series of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Dated: February 2, 2000

                                                   CANDIE'S, INC.


                                                   By: /s/ Deborah Sorell Stehr
                                                       -------------------------
                                                       Deborah Sorell Stehr,
                                                       Senior Vice President

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